Exhibit 99.1

Phil Loeffel’s  WallStreet.Net Interview — 10/31/2007

Matt:  Good morning and thank you for joining us.  This is Matthew Cooper with Wallstreet.net and my guest today is President of Shea Development Corporation, Philip Loeffel.

Shea trades on the bulletin boards under the symbol SDLP.  Philip, welcome to the show and thank you for joining us.

Phil:  Thanks Matt, glad to be here.

Matt: Phil, let’s start off with an overview of Shea, its business model, and its target markets.

Phil:  Very good.  Shea Development is a growing technology company that’s strategically acquiring other profitable technology companies.  Through its subsidiary, MeterMesh, Shea provides state of the art advanced metering infrastructure technology to small and midsized utilities.  Bravera, also a subsidiary, provides business process management and work flow automation primarily to government agencies.  Riptide Software, a leader in considerable enterprises class software, is the largest subsidiary of Shea and provides a strong foundation for growth.

Matt:  Great.

Phil:  Our company delivers our customers process management software solutions and service offerings that improve their customer’s ability to manage critical business processes, improve efficiency and provide world class customer service.  These enterprise wide software solutions use the latest technology including on demand capabilities, mobility platforms, and real time data access to empower businesses to make better decisions for their customers.  The efficiencies gained through automation of key business processes improve our customer’s bottom line often allowing our software solutions to pay for themselves over a very short period.

Our software library has been strategically developed for reusability to provide rapid development of new products which support emerging needs of a new customers. Literally millions of lines of software which support numerous enterprise systems in use today were developed over the last ten years.  With a software library that focuses on reusable components to supports enterprise level software solutions, we’ve captured significant market share in the aerospace, customer relationship management, modeling and simulation and distant learning application space.  Recent merger and acquisition activity has provided the opportunity to leverage this software library into several new vertical markets, greatly reducing our over all time to market for new product offerings.  Our ability to provide low cost enterprise level software solutions to a wider variety of customers has been enhanced through our recent consolidation efforts which strategically combine key technology components eliminating the need for long development cycles.  These combinations have allowed the company’s offerings to expand well beyond our vertical focus which has positioned our company for significant growth in the coming year.

Matt:  Great.

Phil:  That’s probably a pretty key overview of what you’re looking for, for the company as it stands today, Matt.

Matt:  No, definitely that was a great overview.  Now, Phil, you’ve been with the company for sometime but just only recently have you been appointed president.  Can you tell us a little bit about the strategy behind this decision, and what your appointment as President means for the company.

Phil:  Well I think the key to the strategy behind my appointment deals with the historical leadership that I have shown in Riptide over the past 10 years.  Riptide being the largest subsidiary and one of the key components for the custom software that we have developed, really provides a need for leadership that I think the board and the management team saw as a valuable component of what I do.  So the appointment is based on being, having Riptide be a cornerstone of the overall company, and me being able to take that same leadership and replicate it into a much larger public company.

Matt:  Phil, I want to talk a little bit about Shea’s relationship with salesforce.com.  What’s going on with that?

Phil:  Well, Shea has recently seen some tremendous opportunity in the Software as a Services space, and we have positioned the company to grow along side some industry leaders in that space; salesforce.com being one of them.  The company believes that Sales Force is a leader and we’ve become a salesforce.com referral partner in order to capture some of the goals that we have as an on-demand software provider.  We’re helping our customers implement and configure salesforce.com and we’re providing administrative and support services as well for them, and the company has identified several opportunities to provide complimentary software products to salesforce.com and it is actively developing applications for sale on the AppExchange.  This is one of the things I think will do very well in the coming years giving our strong support of custom software applications.

Matt:  Ok.  Tell us a little bit about the sub-contract that Shea has received from SAIC, and how the company’s software will be implemented in the center for enhanced performance.

Phil:  Well, Shea has received this contract based on many years of support of military ranges.  The military ranges we tend to support are test and training oriented, and, in the center for enhanced performance basically there are a number of LSI’s (Lead System Integrators) that bring a variety of software components together to help deal with command, control, and communications of these military ranges.  SAIC saw Shea has a leader in the states for being able to integrate diverse components at this very large enterprise level.  That was one of the primary reasons we were rewarded the contract.

Matt: Ok, so along with this, what are some of the milestones that investors can expect to see in the next coming months?

Phil:  Well, the Company will continue to build upon the solid foundation of software solutions already in operation today using our ever expanding code base to enter new markets through strategic partnerships and combinations with other successful organizations.  Our growth plan includes entry into several new vertical markets where we believe our existing capabilities can be leveraged to provide a new level of service and solution offering unmatched by existing competition.  Our history shows our ability to combine organizations in a very efficient way creating new capabilities and solutions which greatly exceed the sum of the individual components, look for this trend to continue over the near term and into ‘08 and ‘09.

Matt:  Great, yeah.  Now given what we’ve discussed so far, I know you’re not at liberty to talk too much about this.  But, do you believe the current market value of Shea reflects what’s going on with Shea, its current operations and the future potential of the company.

Phil:  Well, what I can say is, we believe that we are executing a successful growth strategy of acquiring profitable businesses that add to the organic growth of our existing business, and that we are well positioned to grow the company from its current levels to continue rapid growth into 2008 and 2009.  What you will see is we will take some of the same elements of success that we’ve had in previous years, and replicate them on a very large scale in this public company.  This was one of the reasons I was selected as president is to help execute this replication.  Many of the things that were a part of the success historically were things that came out of the vision and the leadership of my earlier presidency at Riptide Software.

Matt:  Ok, great.  Phil, any closing comments for our audience.

Phil:  I’d just like to thank you guys for having us on and I look forward to talking with you again, maybe in early 2008, where some of our financials will be more available.

Matt:  I know everyone’s excited to see what happens in the next couple of years.  You guys have a lot going on and a great foundation.  Is there a website where our audience can do some additional research on the company?

Phil:  Absolutely, www.riptidesoftware.com

Matt:  Great. Phil, I want to thank you again for taking the time to be on the show today and I definitely look forward to having you back.

Phil:  Thanks, Matt, we look forward to joining you again.

Matt: Again, this is Matthew Cooper, with Wallstreet.net and our guest, Philip Loeffel, President of Shea Development Corporation trading under the symbols SDLP.